Exhibit 23.1



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report, dated February 22, 1994 included in the Omnicom Group Inc. Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in this Registration Statement.




New York, New York
July 29, 1994


                              /s/ Arthur Anderson & Co.